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                                  EXHIBIT - 11

                      DIODES INCORPORATED AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)



                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                           --------------------------------
                                                              2000                  2001
                                                           ----------            ----------
     BASIC
        Weighted average number of common
        shares outstanding used in computing
        basic earnings per share                            7,985,945             8,132,559
              Net income                                   $3,140,000            $  521,000
                                                           ==========            ==========
     Basic earnings per share                              $     0.39            $     0.06
                                                           ==========            ==========

     DILUTED
        Weighted average number of common
        shares outstanding used in computing
        basic earnings per share                            7,985,945             8,132,559
              Assumed exercise of stock options             1,218,546               897,069
                                                           ----------            ----------
                                                            9,204,491             9,029,628
        Net income                                         $3,140,000            $  521,000
                                                           ==========            ==========
     Diluted earnings per share                            $     0.34            $     0.06
                                                           ==========            ==========


Earnings per share and weighted average shares outstanding are after the effects of a three-for-two stock split in July 2000.



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